EXHIBIT 99.1
Echo Therapeutics Announces Pricing of $5.4 Million Registered Direct Equity Financing

Philadelphia, PA – December 6, 2011 – Echo Therapeutics, Inc. (Nasdaq: ECTE), a company developing the Symphony® tCGM System as a non-invasive, wireless, transdermal continuous glucose monitoring (tCGM) system and the Prelude® SkinPrep System for transdermal drug delivery, today announced a registered direct equity financing of approximately $5.4 million by issuing units, with each unit consisting of one share of its common stock and a warrant to purchase 0.4 of a share of its common stock.  The company has entered into purchase agreements with current investors and other select institutional and strategic investors to buy a total of approximately 2.4 million units at a price of $2.25 per unit.

The offering is expected to close on or about December 7, 2011, subject to customary closing conditions.  Each warrant will have an exercise price of $3.00 per share, will be exercisable six months after the date of issuance and will expire three years from the date of issuance.  The shares of common stock and warrants are immediately separable and will be issued separately.

The company conducted the financing without the services of a placement agent or underwriter.

The securities described above are being offered by Echo Therapeutics pursuant to a shelf registration statement previously filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”).  A prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov.  Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be also obtained from Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, Pennsylvania 19103, Attention: Kimberly Burke, General Counsel, e-mail: kburke@echotx.com, phone: (215) 717-4100.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony tCGM System as a non-invasive, wireless, transdermal continuous glucose monitoring system for patients with diabetes and for use in hospital critical care units.  Echo is also developing its needle-free Prelude SkinPrep System as a platform technology for enhanced skin permeation for delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to the completion of the offering, as well as risks related to regulatory approvals and the success of Echo's and its partners’ ongoing studies, including the safety and efficacy of Echo's Symphony tCGM and Prelude SkinPrep Systems, the failure of future development and preliminary marketing efforts related to Echo's Symphony tCGM and Prelude SkinPrep Systems, Echo’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners’ ability to develop, market and sell diagnostic and transdermal drug delivery products based on its skin permeation platform technologies, including the Symphony tCGM and Prelude SkinPrep Systems, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony tCGM and Prelude SkinPrep Systems. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, in the prospectus supplement and in its annual report on Form 10-K for the year ended December 31, 2010, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:
Christine H. Olimpio
Director, Investor Relations and Corporate Communications
(215) 717-4104

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